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                                                                    Exhibit 99.1

     CDI Corp. Reports Profitable Third Quarter 2003 and Announces Dividend

    PHILADELPHIA, Oct. 22 /PRNewswire-FirstCall/ -- CDI Corp. (NYSE: CDI) today reported earnings for the quarter ended September 30, 2003 and announced a quarterly cash dividend.

    For the quarter ended September 30, 2003, the company reported net earnings of $6.0 million, or $0.30 per diluted share, on revenues of $264.4 million. The company also announced that its Board of Directors voted on October 21, 2003 to pay a quarterly dividend of $0.09 per share to all shareholders of record as of November 4, 2003. The dividend will be paid on November 18, 2003.

    "Revenues were down slightly to the second quarter as we experienced some business softening due to the continued sluggish economy. In addition, we decided to dispose of the last of the company-owned MRI offices to a franchisee which resulted in lower revenues," said President and Chief Executive Officer Roger H. Ballou. "We also experienced a loss in billable employee hours due to the September hurricane in the Mid-Atlantic States and the blackout that affected many of our Northeast U.S.-based clients. Nevertheless, CDI remains solidly profitable, achieving net earnings of $6.0 million in this quarter versus a net loss of $0.6 million in the previous year," said Ballou.

    Business Unit Discussion

    Revenue for the CDI Professional Services segment was up 1.6% from the
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second quarter reflecting continued strength in CDI Anders Elite and a slight uptick in information technology staffing. These gains offset a decline in domestic technical staffing. Gross profit margins moved up slightly as Professional Services continued to focus on higher margin engagements.

    CDI's Project Management segment showed a slight sequential decline in operating profit as revenue softness and start up expenses on new contracts were largely offset by an increase in gross profit margin. "Our Project Management business is solid, but we have not seen a broad recovery that extends across all of our industry verticals," said Ballou.

    Management Recruiters International revenue showed a sequential decline of 19.0%. Most of that decline reflects the disposition of the last of the company-owned offices to a franchisee and some softness in placements in MRI's specialty staffing group. Overall, franchise royalties remained relatively flat to the second quarter.

    Todays Staffing revenue was down 6.5% on a sequential basis due to a seasonal decline in banking project business versus the second quarter.

    Corporate Summary

    Corporate overhead costs decreased both sequentially and year-over-year as CDI continued to maintain spending discipline in its headquarter operations.

    Business Outlook

    "While heartened by the government's statistics on the economic recovery, we have yet to see any real improvement in our business, nor would we expect to for three to six months after the beginning of a turnaround due to our mix of business," said Ballou. "If economic statistics continue to be positive, we hope to see significant improvement in hiring and capital investment three to six months into fiscal year 2004. In the interim, we expect continued revenue softness in the fourth quarter due to typical seasonality as clients idle plants in some of our key vertical markets."

    Conference Call/Webcast

    CDI Corp will conduct a conference call at 11 a.m. (EST) today to discuss this announcement. The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.cdicorp.com. An online replay will be available at www.cdicorp.com for 14 days after the call.

    Company Information

    CDI Corp. (NYSE: CDI) is a Fortune 1000 professional services and outsourcing company. Its divisions and subsidiaries include CDI Engineering Solutions, CDI Professional Services, Todays Staffing, and Management Recruiters International, the world's largest executive search and recruitment organization. Visit CDI on the web at www.cdicorp.com

    Safe Harbor Statement

    Certain information in this news release contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Certain forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks,"
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"approximately," "intends," "plans," "estimates," or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include risks and uncertainties such as competitive market pressures, material changes in demand from larger customers, availability of labor, the company's performance on contracts, changes in customers' attitudes towards outsourcing, government policies or judicial decisions adverse to the staffing industry, changes in economic conditions, and delays or unexpected costs associated with its restructuring program. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company assumes no obligation to update such information.

                          CDI CORP. AND SUBSIDIARIES
                       Consolidated Statements of Earnings

                                    Unaudited

                    (in thousands, except per share data)

                                 For the three months ended      For the nine months ended
                                       September 30,                   September 30,
                                      2003            2002            2003            2002
    Revenues                     $ 264,355         287,788         803,875         899,337
    Cost of services               200,888         210,969         606,862         665,268
    Gross profit                    63,467          76,819         197,013         234,069
    Operating and
     administrative
     expenses                       54,278          68,227         170,744         223,435
    Provision for
     restructure                        69           8,498              69          12,551
    Loss on sale of assets              --           1,259              --           1,259
    Operating profit (loss)          9,120          (1,165)         26,200          (3,176)
    Interest (income)
     expense, net                     (170)           (111)           (796)             17

    Earnings (loss) from
     continuing operations
     before income taxes,
     minority interests
     and cumulative
     effect of accounting
     change                          9,290          (1,054)         26,996          (3,193)
    Income tax expense
     (benefit)                       3,317            (457)          9,460          (1,248)
     Earnings (loss) from
      continuing operations
      before minority
      interests and
      cumulative effect of
      accounting change              5,973            (597)         17,536          (1,945)
    Minority interests                  --              --              --             135

    Earnings (loss) from
     continuing operations
     before cumulative
     effect of accounting
     change                          5,973            (597)         17,536          (2,080)
    Discontinued operations             --              27              --             425

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
    Cumulative effect of
     accounting change,
     net of tax                         --              --              --         (13,968)
    Net earnings (loss)          $   5,973            (570)         17,536         (15,623)
    Diluted earnings
     (loss) per share:
    Earnings (loss) from
     continuing operations
     before cumulative
     effect of accounting
     change                      $    0.30           (0.03)           0.89           (0.11)
    Discontinued operations             --              --              --            0.02
    Cumulative effect of
     accounting change,
     net of tax                         --              --              --           (0.73)
    Net earnings (loss)          $    0.30           (0.03)           0.89           (0.81)
    Diluted number of
     shares (000)                   19,749          19,248          19,681          19,182

                                                         September 30,
                                                     2003                2002
    Selected Balance Sheet Data:
    Cash, cash equivalents and short-term
     Investments                                 $ 55,808              87,361
    Accounts receivable, net                     $209,323             199,656
    Accounts receivable as a % of
     YTD revenues                                    26.0%               22.2%
    Current assets                               $287,379             315,891
    Total assets                                 $399,459             438,151
    Current liabilities                          $102,455             126,899
    Shareholders' equity                         $288,360             300,235

                                     For the three months ended         For the nine months ended
                                           September 30,                      September 30,
                                          2003             2002              2003             2002
    Selected Cash Flow Data:
    Depreciation expense            $    2,565            4,275             9,458           20,456
    Capital expenditures            $    3,991            1,905            11,776            6,758
    Dividends paid                  $   40,660               --            40,660               --

    Selected Earnings and
     Other Financial Data:
     Revenues                       $  264,355          287,788           803,875          899,337
     Gross profit                   $   63,467           76,819           197,013          234,069
     Gross profit margin                  24.0%            26.7%             24.5%            26.0%

     Operating and
      administrative
      expenses as a
      percentage of
      revenue                             20.5%            23.7%             21.2%            24.8%

     Corporate expenses             $    2,872            4,709             9,991           14,075
     Corporate expenses as a
      percentage of revenue                1.1%             1.6%              1.2%             1.6%
     Operating profit
      (loss) margin                        3.4%            (0.4)%             3.3%            (0.4)%
     Effective income tax

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
      expense (benefit)                   35.7%           (43.4)%            35.0%           (39.1)%
     Pre-tax return on
      shareholders' equity
      - last Twelve months (a)            12.4%           (10.7)%             N/A              N/A

         (a) Current quarter combined with the three preceding quarters earnings (loss) from continuing operations before income taxes, minority interests and cumulative effect of accounting change divided by the average shareholders' equity. Included in pre-tax earnings (loss) in the previous twelve months for the 2003 and 2002 calculations are $0.1 and $46.7 million, respectively of pre-tax event-driven and restructuring expenses.

                                        For the three months ended     For the nine months ended
                                              September 30,                  September 30,
                                             2003           2002            2003           2002
Selected Segment Data:
 Professional Services
 Revenues                                $142,495        153,203         423,130        481,057
 Gross profit                              29,023         30,627          86,185         93,884
 Gross profit margin                         20.4%          20.0%           20.4%          19.5%
 Operating profit                           5,193          1,992          14,020          2,892
 Operating profit margin                      3.6%           1.3%            3.3%           0.6%

Project Management
 Revenues                                $ 74,746         76,203         230,841        235,934
 Gross profit                              16,899         19,052          52,881         56,409
 Gross profit margin                         22.6%          25.0%           22.9%          23.9%
 Operating profit                           3,922          4,660          13,205          4,669
 Operating profit margin                      5.2%           6.1%            5.7%           2.0%

Todays Staffing
 Revenues                                $ 34,069         35,735         105,082        114,547
 Gross profit                               9,313         10,210          29,204         32,089
 Gross profit margin                         27.3%          28.6%           27.8%          28.0%
 Operating profit                           1,972         (2,939)          5,509           (720)
 Operating profit margin                      5.8%          (8.2)%           5.2%          (0.6)%

Management Recruiters International
 Revenues                                $ 13,045         22,647          44,822         67,799
 Gross profit                               8,232         16,930          28,743         51,687
 Gross profit margin                         63.1%          74.8%           64.1%          76.2%
 Operating profit                             905           (169)          3,457          4,058
 Operating profit margin                      6.9%          (0.7)%           7.7%           6.0%